EXHIBIT 16
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CLYDE BAILEY P.C.
_________________________________________________________________
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                             (210) 699-1287(ofc.)
                             (888) 699-1287  (210) 691-2911 (fax)

                                                          Member:
                                      American Institute of CPA's
                                           Texas Society of CPA's


March 19,  2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madam:

I have read the statements made by Golden Hope Resources Corp., which I understand will be filed with the Commission, pursuant to
Item 4.01 and Item 9.01 of Form 8-K as part of the Company's Form 8-K/A2, dated March 19, 2005. There have been no disagreements between the Issuer and my firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures. I agree with the revised statements concerning my firm in such Form 8-K/A2.

Sincerely,

/s/ Clyde Bailey

by: Clyde Bailey P.C.




CB: